Exhibit 10.4

AMENDED AND RESTATED TALOS ENERGY INC.

2021 LONG TERM INCENTIVE PLAN

PERFORMANCE SHARE UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan, as amended from time to time (the “Plan”), Talos Energy Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of performance-based Restricted Stock Units (the “Performance Share Units” or “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan or the Agreement, as applicable.

Participant:	Timothy S. Duncan

Date of Grant:	November 1, 2024 (the “Date of Grant”)

Award Type and Description:	Your right to receive settlement of this Award in an amount ranging from 0% to 200% of the Target PSUs (as defined below) shall vest and become earned and nonforfeitable upon the Committee’s certification of the level of achievement of the Performance Goal (defined below).

Target Number of PSUs:	38,844 (the “Target PSUs”)

Performance Period:	January 1, 2024 (the “Performance Period Commencement Date”) through December 31, 2026 (the “Performance Period End Date”)

Performance Goal:	Subject to the terms of the Plan, the Agreement and this Performance Share Unit Grant Notice (this “Grant Notice”), the number of Target PSUs, if any, that become Earned PSUs during the Performance Period will be determined in accordance with the Company’s achievement with respect to relative annualized total shareholder return, as modified by the Company’s absolute annualized total shareholder return (the “Performance Goal”), as described in Exhibit B attached hereto.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary

PARTICIPANT /s/ Timothy S. Duncan
Name: Timothy S. Duncan

SIGNATURE PAGE TO

PERFORMANCE SHARE UNIT GRANT NOTICE

EXHIBIT A

PERFORMANCE SHARE UNIT AGREEMENT

This Performance Share Unit Agreement (this “Agreement”) is made as of the Date of Grant by and between Talos Energy Inc., a Delaware corporation (the “Company”), and Timothy S. Duncan (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. In consideration of the Participant’s past and/or continued service to the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the Target PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Each Earned PSU represents the right to receive one share of Stock. Vesting and settlement of the PSUs shall occur at the times and subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Depending on the level of performance determined to be attained with respect to the Performance Goal, the number of PSUs granted hereunder that become Earned PSUs may range from 0% to 200% of the Target PSUs. Unless and until the PSUs have become earned in the manner set forth in the Grant Notice and this Agreement, the Participant will have no right to receive any Stock or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Earning of PSUs. Except as otherwise set forth in the Plan, the PSUs shall vest and become earned (“Earned PSUs”) to the extent to which the Company has satisfied the Performance Goal set forth in Exhibit B attached hereto, which shall be determined by the Committee in its sole discretion following the end of the Performance Period or upon a Change in Control as set forth in Exhibit B (and any PSUs that do not become Earned PSUs shall be automatically forfeited). Unless and until the PSUs have vested and become Earned PSUs as described in the preceding sentence, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs.

3. Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of PSUs held by the Participant that have not been settled as of such record date, such payment to be made on the date on which any Earned PSUs are settled in accordance with Section 4. For purposes of clarity, if the PSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited PSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

Exhibit A-1

4. Settlement of PSUs.

(a) Time of Settlement. If the PSUs become Earned PSUs pursuant to Section 2, then they will be settled as soon as administratively practicable following the Committee’s certification of the level of attainment of the Performance Goal, but in no event later than March 15 of the calendar year following the Performance Period End Date.

(b) Form of Settlement. If the PSUs become Earned PSUs, then the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of shares of Stock equal to the number of Earned PSUs.

(c) Additional Settlement Details. Any fractional PSU that becomes earned hereunder shall be rounded down at the time shares of Stock are issued in settlement of such PSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock issued hereunder, if any, shall be delivered either by delivering one or more certificates for shares to the Participant or by entering such shares in book entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5. Restrictive Covenants. Notwithstanding anything to the contrary contained herein, if the Participant violates or breaches any restrictive covenant (including, without limitation, any non-disclosure, confidentiality, intellectual property, non-compete or non-solicit covenant) by which the Participant is bound, in any employment, service or other agreement between the Participant and the Company or an Affiliate, as determined in accordance with the terms of such agreement, all PSUs awarded hereunder, regardless of whether such PSUs are Earned PSUs, will be forfeited for no consideration and without any action by the Company.

6. Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements may include, at the Company’s election, the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of cash or shares of Stock otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to this Award (or through the surrender of previously owned shares of Stock by the Participant to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities, determined based on the greatest withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. For the avoidance of doubt, to the extent any cash payments are made to the Participant under this Agreement, taxes related thereto will be withheld from such payments. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares of Stock and the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant acknowledges and agrees that none of the Board, the Committee, the Company or any Affiliate have made any representation or warranty as to the tax consequences to the Participant as a result of the receipt of the PSUs, the earning of the PSUs or the forfeiture of any of the PSUs. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7. Non-Transferability. During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

8. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder, if any, will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

9. Legends. If a stock certificate is issued with respect to any shares of Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

10. Rights as a Stockholder. Neither the Participant nor any Person claiming under or through the Participant shall have rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

11. Execution of Receipts and Releases. Any payments of cash or any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Earned PSUs.

12. No Right to Continued Service or Awards.

(a) Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued service to the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such service at any time, in accordance with applicable law.

(b) The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

13. Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant’s covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and the Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the

Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys’ fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 13 shall be cumulative and in addition to any other remedies to which such party may be entitled.

14. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Talos Energy Inc.

Attn: Executive Vice President and General Counsel

333 Clay St., Suite 3300

Houston, Texas 77002

If to the Participant, at the Participant’s last known address on filed with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

15. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

16. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

17. Entire Agreement; Amendment. This Agreement, together with that certain Separation and Release Agreement, by and between the Company and the Participant, dated November 1, 2024, constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

18. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

19. Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all cash or shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

22. Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

23. Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic or digital signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

24. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to be exempt from or compliant with the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be construed and interpreted in accordance with such intent. Notwithstanding any other provision of this Agreement, the settlement of PSUs under this Agreement may only be made upon an event and in a manner that complies with the Nonqualified Deferred Compensation Rules or an applicable exemption. Any settlement of PSUs under this Agreement that may be excluded from the Nonqualified Deferred Compensation Rules either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded to the maximum extent possible. For purposes of Nonqualified Deferred Compensation Rules, each installment payment provided under this Agreement shall be treated as a separate payment. To the extent that the Committee determines that the PSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and the Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

EXHIBIT B

PERFORMANCE GOAL FOR PERFORMANCE SHARE UNITS

The performance goal for the PSUs shall be the relative annualized total shareholder return (“TSR”) percentile ranking of the Company as compared to the Performance Peer Group (as defined below) during the Performance Period, as modified by the Company’s absolute annualized TSR during the Performance Period. The number of Earned PSUs will be determined in accordance with table set forth below under the heading “Company Performance Ranking and Payout Schedule.” The Committee, in its sole discretion, will review, analyze and certify the achievement of the Company’s relative TSR percentile ranking for the Performance Period as compared to the Performance Peer Group and the Company’s absolute TSR for the Performance Period and will determine the number of Earned PSUs in accordance with the terms of this Agreement, the Grant Notice and the Plan.

Company Performance Ranking and Payout Schedule

Absolute TSR (Annualized)	Relative TSR (Annualized) Performance (Percentile Rank vs. Peers)
	< 25th	25th ≥ < 50th	50th ≥ < 75th	≥ 75th
20%	100%	150%	200%	200%
15%	100%	125%	150%	200%
10%	75%	100%	125%	150%
5%	50%	75%	100%	125%
≤ 0%	0%	25%	75%	100%

*	The percentage of Target PSUs that become Earned PSUs for performance between the values set forth in the table shall be calculated using linear interpolation.

Performance Peer Group

The following companies and funds will be deemed to be the Company’s “Performance Peer Group” for purposes of this Agreement:

Ticker Symbol	Company Name
BRY	Berry Corporation
CRC	California Resources Corporation
CRGY	Crescent Energy Company
HPK	HighPeak Energy, Inc.
KOS	Kosmos Energy Ltd.
MGY	Magnolia Oil & Gas Corporation
MTDR	Matador Resources Company
MUR	Murphy Oil Corporation
EGY	VAALCO Energy, Inc.
VTLE	Vital Energy, Inc.
XOP	SPDR S&P Oil & Gas Exploration and Production ETF
WTI	W&T Offshore, Inc.

B-1

Determination of Relative TSR Rank

The annualized TSR for the Company and each member of the Performance Peer Group shall be equal to:

“Closing Value” is the volume-weighted average closing price (the “VWAP”) of such entity’s or fund’s common stock or other equity securities for the 20 consecutive trading days immediately preceding the Performance Period End Date.

“Cumulative Dividends” is the cumulative amount of dividends and distributions (whether in the form of cash or equity) paid in respect of such entity’s or fund’s common stock or other equity securities during the Performance Period, assuming such dividends and distributions are reinvested in additional shares of such entity’s common stock or other equity securities; and

“Initial Value” is the VWAP of such entity’s or fund’s common stock or other equity securities for the 20 consecutive trading days immediately preceding the Performance Period Commencement Date.

“Term” is the number of years in the Performance Period (e.g., three (3)).

Notwithstanding the foregoing, the following events shall be used to adjust the Performance Peer Group in response to changes in the corporate structure of an entity in the Performance Peer Group:

1.	If an entity in the Performance Peer Group spins-off a subsidiary, such spin-off should be treated as a dividend.

2.

If an entity in the Performance Peer Group is acquired or becomes a private company, such entity shall be removed from the Performance Peer Group on the effective date of the consummation of such transaction.

3.

In the event of a merger or other business combination of two Performance Peer Group members (including, without limitation, the acquisition of one Performance Peer Group member, or all or substantially all of its assets, by another Performance Peer Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Performance Peer Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange through the last trading day of the Performance Period.

B-2

4.

If an entity in the Performance Peer Group files for bankruptcy or liquidates due to an insolvency or is delisted, the TSR of such entity shall be deemed to be negative 100% (and if multiple members of the Performance Peer Group file for bankruptcy or liquidate due to an insolvency or are delisted, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies, liquidations and delistings ranking lower than later bankruptcies, liquidations and delistings).

5.	Notwithstanding the foregoing, the Committee has discretion to make any adjustments it deems necessary with respect to the Performance Peer Group.

To determine the Company’s “Relative TSR” percentile ranking for the Performance Period, annualized TSR will be calculated for the Company and each entity or fund in the Performance Peer Group as of the Performance Period End Date. The entities and funds in the Performance Peer Group will be arranged by their respective annualized TSR (highest to lowest) excluding the Company. The Company’s percentile rank will be interpolated between the entity or fund with the next highest annualized TSR and the entity or fund with the next lowest annualized TSR based on the differential between the Company’s annualized TSR and the annualized TSR of such entities.

Change in Control

Notwithstanding the foregoing, if a Change in Control occurs prior to the end of the Performance Period End Date, the number of Earned PSUs shall be determined by the Compensation Committee as of the Change in Control using the methodology set forth above, except that the date of the Change in Control shall be deemed to be the Performance Period End Date, solely for purposes of calculating the achievement of the Performance Goal. For the avoidance of doubt, the Performance Period End Date for all other purposes (other than calculating the achievement of the Performance Goal in connection with a Change in Control) shall mean the date provided in the Grant Notice. The PSUs shall otherwise remain subject to the terms of this Agreement, the Grant Notice and the Plan.

B-3